Exhibit 23.3
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MINE DEVELOPMENT ASSOCIATES
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MINE ENGINEERING SERVICES




FILED VIA EDGAR

                                    CONSENT


TO:      United States Securities and Exchange Commission ("SEC"),

AND TO:  Corriente Resources Inc. ("Corriente")

Re:  Corriente Resources Inc. - Form 40-F Registration Statement

     UPDATE ON COPPER, GOLD AND SILVER RESOURCES AND PIT OPTIMIZATIONS REPORT OF STEVEN RISTORCELLI, MINE DEVELOPMENT ASSOCIATES, INC., DATED DECEMBER 6, 2005, IN RESPECT OF THE MIRADOR PROJECT, ECUADOR



Dear Sirs/Mesdames:

This letter refers to the Form 40-F Registration Statement dated February 3, 2006 (the "Registration Statement") of Corriente.

Reference is made to the resource update report dated December 6, 2005, prepared for Corriente by Mine Development Associates, Inc., entitled "Update on Copper, Gold and Silver Resources and Pit Optimizations, Mirador Project, Ecuador" (the "Report").

The undersigned hereby consents to the inclusion of the Report, our name and references to and excerpts from the Report in both the Registration Statement and through incorporation by reference into the Registration Statement, to be filed with the SEC.

Date:  February 10, 2006


MINE DEVELOPMENT ASSOCIATES, INC.




/s/ STEVEN RISTORCELLI
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Steven Ristorcelli, P.Geo., C.P.G.


775-856-5700



210 South Rock Blvd.
Reno, Nevada  89502
FAX: 775-856-6053